Prospectus


                         NATIONAL PENN BANCSHARES, INC.

                           DIVIDEND REINVESTMENT PLAN

         National Penn Bancshares, Inc. is offering shares of its common stock for sale to National Penn shareholders under its Dividend Reinvestment Plan. Under the Plan, you have the opportunity to automatically use your cash dividends on National Penn common stock to purchase additional shares of National Penn common stock.

         National Penn is offering a total of 1,500,000 shares under the Plan. Of these shares, 802,118 have been sold before the date of this prospectus. This prospectus relates to the remaining 697,882 shares.

         We may sell you shares directly or shares bought from others by the Plan administrator for Plan accounts. We may use a combination of these methods.

         If we sell you shares directly, the purchase price will be their fair market value. We will receive all of the proceeds of these sales. If we sell you shares bought from others by the Plan administrator, the purchase price will be their actual cost. We will not receive any of the proceeds of these sales. See question 13.

         National Penn common stock is traded on the National Market tier of The Nasdaq Stock Market under the symbol "NPBC". On September 17, 1999, the closing sale price of National Penn common stock was $22.50 per share.

         You should retain this prospectus for future reference.


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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE SHARES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

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                               September 22, 1999


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                                TABLE OF CONTENTS
                                                                      Page

         Summary.......................................................1
         Dividend Reinvestment Plan....................................2
                  Purpose..............................................2
                  Advantages...........................................2
                  Administration.......................................2
                  Participation........................................3
                  Records..............................................5
                  Costs................................................5
                  Purchases............................................5
                  Dividends on Fractional Shares.......................7
                  Issuance of Shares...................................7
                  Transfer of Shares...................................7
                  Sale of Shares.......................................8
                  Withdrawal...........................................9
                  Custody Service.....................................10
                  Plan Amendment or Termination.......................10
                  Federal Income Tax Consequences.....................11
                  Other Information...................................12
         Use of Proceeds..............................................13
         Experts......................................................14
         Legal Matters................................................14
         Where You Can Find More Information..........................14
         Indemnification of Directors, Officers and Others
           For Securities Act Liabilities.............................16

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                      HOW TO OBTAIN ADDITIONAL INFORMATION

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NATIONAL PENN THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:

                  Sandra L. Spayd
                  Secretary
                  National Penn Bancshares, Inc.
                  Philadelphia and Reading Avenues
                  Boyertown, Pennsylvania  19512
                  Telephone:  (610) 369-6202
                  E-Mail:  slspayd@natpennbank.com


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                                     SUMMARY

         National Penn is a registered bank holding company incorporated in Pennsylvania. Our corporate office is located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and our telephone number is (610) 689-9554.

         National Penn adopted its original Dividend Reinvestment Plan in 1982 to offer its shareholders an opportunity to purchase additional shares of National Penn common stock automatically through the reinvestment of cash dividends. From time to time, we have authorized increases in the number of shares available under the Plan to meet the demands of our shareholders and we have changed the Plan. This prospectus describes our Dividend Reinvestment Plan in effect today.

         If you own 50 shares of National Penn common stock directly or indirectly, you are eligible to join the Plan. You may make purchases under the Plan only with your cash dividends on National Penn common stock. There is no voluntary cash contribution feature.

         You may join the Plan by completing an Authorization Form and returning it to ChaseMellon Shareholder Services, L.L.C., Investment Services, P.O. Box 3339, South Hackensack, New Jersey 07606.

         If you join the Plan, the Plan administrator will use the cash dividends on the shares you own to purchase additional shares of National Penn common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan.

         Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the Plan administrator in the open market or in privately negotiated transactions. We may use a combination of these methods.

         If we sell you original issue or treasury shares, the purchase price for each share will be the average of the highest and lowest sale prices of National Penn common stock on The Nasdaq Stock Market on the day we pay the dividend. If we sell you shares purchased in the open market or in privately negotiated transactions, the purchase price will be the actual cost of the shares, including any trading fees.

         If you do not choose to join the Plan, National Penn will continue to send you cash dividends by check, as and when declared.

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                           DIVIDEND REINVESTMENT PLAN

         The following is a question and answer statement of the provisions of the Dividend Reinvestment Plan.

Purpose

1. What is the purpose of the Plan?

         The Plan gives owners of National Penn common stock the opportunity to automatically reinvest their cash dividends in additional shares of National Penn common stock.

Advantages

2. What are the advantages of the Plan?

         If you participate in the Plan, you will purchase shares of National Penn common stock quarterly with the cash dividends on your National Penn common stock.

         You will not be charged any trading fees or service charges unless we choose to have the Plan administrator purchase shares for Plan accounts from others, rather than purchase shares from us. We decide that each time we pay a cash dividend. See question 13.

         The Plan administrator holds, for safekeeping, all shares of National Penn common stock in Plan accounts, free of charge. You may also deposit with the Plan administrator, for safekeeping, stock certificates for shares registered in your name. See question 25.

Administration

3. Who administers the Plan?

         National Penn has appointed Mellon Bank, N.A. as Plan administrator. The Plan administrator acts as agent for Plan participants. Mellon Bank has designated its affiliate, ChaseMellon Shareholder Services, L.L.C., and other agents to perform certain services for the Plan. If you wish to contact the Plan administrator, you should write or call:

                  ChaseMellon Shareholder Services, L.L.C.
                  Investment Services
                  P.O. Box 3338
                  South Hackensack, New Jersey 07606-1938
                  Telephone:  (800) 851-9677

         We may choose a new Plan administrator at any time.

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4. What are the duties of the Plan administrator?

         The Plan administrator and its agents perform various administrative duties relating to the Plan. These include:

           * Holding shares of National Penn common stock for Plan accounts.

           * Receiving cash dividend payments for Plan participants.

           *      Investing those amounts in shares of National
                  Penn common stock.

           *      Maintaining continuing records of each
                  participant's account.

           *      Sending statements of account and other
                  notices to participants.

           * Advising participants as to all transactions in, and the status of, their accounts.

Participation

5. Who is eligible to participate?

         If you own 50 or more shares of National Penn common stock, you are eligible to participate in the Plan. You may hold the 50 shares:

           *      In certificate form.

           *      In an account established under the Plan.

           * Through another record holder holding them on your behalf.

           *      In a combination of certificate form and a Plan account.

6. How do I join the Plan?

         If you hold shares registered in your name, you may join the Plan by completing, signing and returning an Authorization Form to the Plan administrator. The Plan administrator will send you an Authorization Form upon request.

         If you do not hold shares registered in your name but instead hold them through a broker, bank or other nominee, you must either become a registered shareholder by having shares transferred into your name or arrange with the record holder to participate in the Plan on your behalf. If you choose the second

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alternative, you will not have an account administered by the Plan administrator; instead, you must deal with and through the record holder.

7. When may I join the Plan?

         You may join the Plan at any time when you meet the 50 shares ownership requirement. See question 5.

8. When do I begin participating in the Plan?

         Your participation in the Plan will begin when the Plan administrator receives your Authorization Form or after completion of other arrangements by a record holder satisfactory to National Penn and the Plan administrator.

         Historically, National Penn has paid cash dividends on February 17, May 17, August 17 and November 17. The record dates for these dividends have been the last business days of January, April, July and October.

         If you join the Plan, the Plan administrator will begin reinvesting your cash dividends in shares of National Penn common stock on the next date we pay dividends, if you joined the Plan before the record date for that dividend. If not, the Plan administrator will begin reinvesting your cash dividends later when we pay dividends again.

9. What does the Authorization Form provide?

         By signing and returning the Authorization Form to the Plan administrator, you will direct National Penn to pay to the Plan administrator the cash dividends on all shares of National Penn common stock registered in your name for reinvestment in additional shares of National Penn common stock. You will also authorize the Plan administrator to reinvest cash dividends on all shares credited to your Plan account in additional shares of National Penn common stock.

10. Is partial participation possible under the Plan?

         No. If you elect to participate in the Plan, you must participate with respect to all shares of National Penn common stock registered in your name or held in your Plan account.

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Records

11. What reports will you send me?

         As soon as possible after each purchase of shares under the Plan, the Plan administrator will send you a statement of your Plan account. This statement will show the cash dividends paid, the number of shares of National Penn common stock purchased, the price per share, any trading fees or service charges charged to your account, and the total shares held in your account. The statement will also indicate the number of shares registered in your name.

         We recommend that you keep your Plan account statements because they will contain information important for income tax purposes. See question 28. If you request this information later, we or the Plan administrator may charge you a service fee for providing it.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder for information on your account.

         In addition, the Plan administrator will send you National Penn's annual and quarterly reports to shareholders, proxy materials, and any other correspondence we send to our shareholders. The Plan administrator will also send you any supplements to or updates of this prospectus.

Costs

12. Must I pay any expenses for purchases under the Plan?

         If the Plan administrator buys shares of National Penn common stock from National Penn, there are no trading fees or other expenses charged to Plan participants.

         If the Plan administrator instead buys shares of National Penn common stock in the open market or in privately negotiated transactions, the Plan administrator will charge Plan participants any trading expense incurred. We estimate this expense will be less than ten cents per share acquired.

         We decide each quarter how the Plan administrator will buy National Penn common stock needed for the Plan. See question 13. We pay all other costs of administration of the Plan.

Purchases

13. How are purchases made and at what price?

         On each date that National Penn pays cash dividends, National Penn will pay to the Plan administrator the total amount of dividends payable on all Plan participants' shares of National Penn common stock,

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including shares of common stock held under the Plan. The Plan administrator will use this cash to buy shares of National Penn common stock for the accounts of Plan participants.

         National Penn decides whether the Plan administrator will buy shares of National Penn common stock from National Penn, from others, or in a combination of these methods. We decide this each time we pay a cash dividend.

         If the Plan administrator buys shares of National Penn common stock from us, the price of the shares will be their "fair market value."

         "Fair market value" equals the average of the highest and lowest sale prices of a share of National Penn common stock on the date we pay the dividend. These prices are reported on the National Market tier of The Nasdaq Stock Market. If no sale prices are reported for this day, then "fair market value" equals the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date we pay the dividend, as reported on Nasdaq.

         If we pay a cash dividend on a Saturday, Sunday or holiday, we will determine "fair market value" as if we had paid the dividend on the preceding Friday or business day, as the case may be.

         If the Plan administrator buys shares of National Penn common stock in the open market or in privately negotiated transactions, the price of the shares will be the cost, including any trading expense, paid by the Plan administrator in buying the stock. See question 12. The Plan administrator may begin making purchases four business days before the date we pay dividends, and will finish them as soon as possible but not later than 30 days after that date. We do not have any power to direct the time or price at which the Plan administrator buys shares or to select the broker or dealer through or from whom purchases are made.

         If the Plan administrator buys shares in the open market or in privately negotiated transactions, it will not allocate any shares to participants' accounts until it has acquired sufficient shares from us and/or others to cover the quarterly purchases for all Plan participants. In that case, the purchase price to all Plan participants will be based on the weighted averages of the prices paid for the shares acquired from us and/or others.

14. How many shares will be purchased for me?

         The Plan administrator will purchase for each Plan account the number of full and fractional shares of National Penn common stock that equals the cash amount being reinvested in that account divided by the applicable purchase price.

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15. Can I make voluntary cash contributions to buy additional shares?

         No. The Plan does not permit you to make voluntary cash contributions to buy National Penn common stock. Stock is purchased under the Plan only with our cash dividends.

Dividends on Fractional Shares

16. Will you credit me with dividends on fractional shares?

         Yes. We will credit dividends on fractional shares to your Plan account. This will be shown on your quarterly account statement.

Issuance of Shares

17. Will National Penn issue stock certificates for shares purchased under the Plan?

         Initially, we will not issue stock certificates for shares of National Penn common stock purchased for Plan accounts. Instead, the shares will be registered in the Plan administrator's name or in the name of its nominee. This procedure protects against loss, theft or destruction of stock certificates.

         If you request the Plan administrator in writing to have a stock certificate issued for shares credited to your Plan account, the Plan administrator will do so. You may request a stock certificate for all or a lesser number of the full shares in the account. Your quarterly account statement will contain a form that you can use to do this.

         Generally, we will issue the stock certificate within two weeks after the Plan administrator's receipt of your written request. Any full and fractional shares remaining in the account will continue to be held in the account. We will not issue a stock certificate for fractional shares.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to obtain a stock certificate for shares purchased on your behalf.

Transfer of Shares

18. May I transfer shares held in the Plan?

         Yes. You may transfer ownership of all or part of the shares held in your Plan account, as a gift, private sale or otherwise. The transfer must be in compliance with any applicable laws.

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         To transfer shares, you must deliver to the Plan administrator your written instructions, together with any other signed documents the Plan administrator may require, with "signature guaranteed." A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association that is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures. Verification by a Notary Public is not acceptable. You must also pay any taxes that apply to the transfer.

         If you wish to transfer any shares, you should contact the Plan administrator at 1-800-851-9677 for specific requirements and instructions.

         Generally, the Plan administrator will transfer the shares, by issuance of a stock certificate, within two weeks after receipt of the written request and any other required documents. If you request, the Plan administrator will make the transfer by crediting the transferred shares to the Plan account of the other person.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to transfer any shares purchased on your behalf.

Sale of Shares

19. May I sell shares held in the Plan?

         Yes. If you wish to sell all or part of the shares held in your Plan account, you may do so by mailing written instructions to the Plan administrator. Your quarterly account statement will contain a form that you can use to do this.

         The Plan administrator may sell your shares any way that it finds reasonable and appropriate. The Plan administrator may:

           * Aggregate shares to be sold on behalf of various Plan participants.

           *      Sell the shares through a broker of its
                  choosing, including one affiliated with it.

           * Sell the shares in a negotiated transaction without a broker, including a sale to National Penn.

           *      Purchase any of the shares on behalf of other
                  Plan participants.

         In any sale to National Penn or purchase by the Plan administrator on behalf of Plan accounts of shares being sold on behalf of Plan participants, the purchase price will be the "fair market value" of the shares on the date of the sale. See question 13.

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         After a sale of your shares, the Plan administrator will mail you a check equal to the proceeds of the sale, after deduction of trading expense and other sale costs, if any, incurred by the Plan administrator.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to sell any shares purchased on your behalf.

20. May I sell through the Plan shares held outside of the Plan?

         No. You may not sell shares through the Plan that you hold outside of the Plan. If you deposit with the Plan administrator shares registered in your name to be held in your Plan account, then you may sell them the same as you may sell any other shares in your Plan account.

Withdrawal

21. How do I withdraw from the Plan?

         You may withdraw from the Plan at any time by mailing written notice of termination to the Plan administrator. Your quarterly account statement will contain a form that you can use to do this.

         Upon your withdrawal, the Plan administrator will terminate your account and mail you a stock certificate for the full shares in the account, unless you have requested the transfer or sale of the shares by the Plan administrator. See questions 18 and 19. In any termination, the Plan administrator will sell in the open market any fractional share held in your account, and pay you the amount received after deducting any expenses incurred.

         After your withdrawal, we will pay you directly any cash dividends corresponding to a record date after the date of your withdrawal.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to withdraw from the Plan.

22. Can you terminate my participation in the Plan?

         Yes. We reserve the right to terminate any person's participation at any time for any reason. This may be to minimize administrative expense, discourage misuse of the Plan, or for other reasons.

         Upon any termination, the Plan administrator will mail the former Plan participant a stock certificate for the full shares in the account, together with a check for any fractional share. The fractional share will be valued as described at question 21.

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23. What happens if I sell or transfer all shares registered in my name?

         If you dispose of all shares of National Penn common stock registered in your name, the Plan administrator will continue to reinvest the dividends on shares held in your Plan account if you continue to meet the 50 shares ownership requirement.

24. Can I re-enter the Plan after withdrawing from it?

         Yes. You may rejoin the Plan at any time by submitting to the Plan administrator a new Authorization Form, provided you meet the 50 shares ownership requirement.

Custody Service

25. May I send my stock certificates to the Plan administrator for safekeeping?

         Yes. A Plan participant may deposit with the Plan administrator, for safekeeping, stock certificates for shares of National Penn common stock registered in the name of the participant.

         If you wish to do this, you should complete the appropriate box on the Authorization Form and return it to the Plan administrator, together with the stock certificate and a check for the service fee required by the Plan administrator. You need not endorse the stock certificate. Because you bear the risk of loss in sending the stock certificate to the Plan administrator, you should send it by registered mail, return receipt requested, and properly insured.

         Upon receipt, the Plan administrator will hold the shares in your Plan account. They will be re-registered in the Plan administrator's name or in the name of its nominee.

Plan Amendment or Termination

26. May National Penn amend or terminate the Plan?

         Yes. While we currently intend to continue the Plan indefinitely, we reserve the right to amend or terminate the Plan at any time. We will give written notice of any amendment or termination to each Plan participant at the address which appears on the Plan administrator's records.

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Federal Income Tax Consequences

27. What are the federal income tax consequences of participation in the Plan?

         When the Plan administrator buys shares for Plan accounts directly from National Penn, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant's account.

         The "fair market value" of a share, for federal income tax purposes, is the average of the highest and lowest sale prices of National Penn common stock, as reported on The Nasdaq Stock Market, on the date we pay the dividend. If there are no sales of National Penn common stock on the date we pay the dividend, "fair market value" is the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date we pay the dividend.

         The "fair market value" of a share, for federal income tax purposes, is not necessarily equal to the "fair market value" at which Plan accounts buy shares under the Plan.

         When the Plan administrator buys shares for Plan accounts in the open market or in privately negotiated transactions, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the amount of cash used to purchase shares on that participant's behalf.

28. When and how are gains and losses determined?

         You will realize a gain or loss whenever you sell shares purchased under the Plan and whenever you receive a cash payment for a fractional share credited to your account. The amount of gain or loss will be the difference between the amount you receive for your full or fractional shares and your tax basis for the shares. The tax basis of a share acquired directly from National Penn will equal its "fair market value," as defined for federal income tax purposes, on the date we pay the dividend. The tax basis of a share acquired in the open market or in privately negotiated transactions will equal its purchase price.

29. When does the holding period begin?

         When the Plan administrator buys shares of National Penn common stock only from National Penn, the holding period for shares acquired will begin on the next day after the day we pay the dividend.

         When the Plan administrator buys any shares in the open market or in privately negotiated transactions, the holding period for the shares acquired will begin on the next day after the day when the Plan administrator allocates shares to participants' accounts.

         THE FOREGOING SUMMARIZES THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT INCLUDE A DISCUSSION OF STATE OR LOCAL TAX CONSEQUENCES

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OF THE PLAN. IT DOES NOT ADDRESS THE PARTICULAR CIRCUMSTANCES OF INDIVIDUAL
PARTICIPANTS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR FURTHER INFORMATION ON THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Other Information

30. How is a rights offering, stock dividend, or stock split handled under the Plan?

         If National Penn offers shares of National Penn common stock through a rights offering, your participation will be based upon both shares registered in your name and shares held in your Plan account. The Plan administrator will forward the rights to Plan participants for their disposition.

         Likewise, if National Penn declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held in your Plan account as well as shares registered in your name.

31. How will my shares in the Plan be voted?

         You will have the power to vote the shares held in your Plan account. We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your Plan account. If you are not a registered shareholder, the proxy card will be limited to those shares held in your Plan account.

32. Must I notify the Plan administrator if I change my address?

         Yes. The Plan administrator will mail your statements of account and any notices to you at your most recent address on its records. Mailing of notices to this address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Plan administrator of any change in your address.

33. Can I pledge my shares in the Plan as collateral for a loan?

         No. You may not pledge shares credited to your Plan account as collateral for a loan or other obligation. If you wish to pledge your shares, you must first request and obtain a stock certificate for the shares issued in your name. See question 17.

34. What are the responsibilities of National Penn and the Plan administrator to me?

         National Penn and the Plan administrator are not liable to you for any act performed in good faith or for any good faith failure to act. This includes any claim of liability:

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           *      Arising out of failure to terminate a participant's account upon the participant's death or judicially determined incapacity before receipt of written notice of death or incapacity.

           * With respect to the prices at which shares of National Penn common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

35. Who bears the risk of market price fluctuations in the shares in the Plan?

         You do. Your investment in shares of National Penn common stock under the Plan will be no different from an investment in directly-held shares. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all National Penn shares held by you in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.


                                 USE OF PROCEEDS

         To the extent that we sell original issue or treasury shares under the Plan, and not shares purchased from others, we will receive the proceeds. We do not know the number of shares that we will ultimately sell under the Plan, the prices at which we will sell them, or the amount of the proceeds that we will receive.

         We intend to add any proceeds that we receive to our general funds to be used for our general corporate purposes. These include:

           *      National Penn's working capital needs.

           *      Possible additional investments in National
                  Penn's direct and indirect subsidiaries.

           * Possible acquisitions of other financial institutions or their assets.

           * Possible acquisitions of, or investments in, other businesses of a type eligible for bank holding companies or national banks.

           *      Possible reduction in outstanding
                  indebtedness.

         We may temporarily invest the proceeds in investment-grade securities. We have no specific plans for any proceeds. Our purpose in making the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of National Penn common stock.

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         From time to time, National Penn may engage in additional capital financings of a character and in amounts to be determined by National Penn in light of its needs at that time or times and in light of prevailing market conditions.


                                     EXPERTS

         The consolidated financial statements of National Penn as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998, incorporated in this prospectus by reference have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears therein, and in reliance upon the report of Grant Thornton LLP given upon the authority of the firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         The validity of the shares of National Penn common stock offered hereby is being passed upon by the law firm Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania. H. Anderson Ellsworth, a principal in the firm, owns directly or indirectly 11,500 shares of National Penn common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as National Penn, that file electronically with the SEC. The address of that site is http://www.sec.gov.

         In addition, you can read and copy this information at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about us at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         We maintain an Internet site that contains information about us. The address of that site is http://www.natpennbank.com.

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         We filed a registration statement with the SEC under the Securities Act of 1933, relating to the National Penn common stock offered under the Plan. This prospectus does not contain all of the information included in the registration statement. You will find additional information about us and our common stock in the registration statement. You may read and copy the registration statement at the SEC's public reference facilities described above.

         We incorporate by reference in this prospectus the following important business and financial information about National Penn that is not included in or delivered with this prospectus (SEC File No. 000-10957):

           * National Penn's Annual Report on Form 10-K for the year ended December 31, 1998.

           * National Penn's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

           * National Penn's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

           * National Penn's Current Report on Form 8-K dated January 4, 1999, as amended by Amendment No. 1 dated March 11, 1999.

           * National Penn's Current Report on Form 8-K dated February 28, 1999.

           * National Penn's Current Report on Form 8-K dated August 21, 1999.

           * The description of National Penn common stock contained in National Penn's registration statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description.

           * The description of National Penn's Shareholder Rights Plan contained in National Penn's registration statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 dated August 21, 1999.

         We also incorporate by reference in this prospectus additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of our common stock under the Plan.

         Any statement contained in this prospectus or in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies

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

or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

         YOU MAY OBTAIN, AT NO COST, COPIES OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS, UPON WRITTEN OR ORAL REQUEST. THE INSIDE FRONT COVER OF THIS PROSPECTUS CONTAINS INFORMATION ON HOW TO MAKE A REQUEST.


                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
                         FOR SECURITIES ACT LIABILITIES

         Pennsylvania law provides that a Pennsylvania corporation, such as National Penn, may indemnify, under circumstances provided by law, its directors, officers, employees and agents against liabilities and expenses they may incur. These circumstances could include indemnification for liabilities and expenses incurred in connection with claims arising under the Securities Act of 1933. National Penn has adopted provisions in its bylaws providing for indemnification of our directors, officers, employees, and agents, to the full extent permitted by Pennsylvania law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling National Penn under the foregoing provisions, National Penn has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           -------------------------

         We have not authorized anyone to provide you with any information other than the information included in this prospectus and the documents to which we refer you. If someone gives you other information, please do not rely on it as being authorized by us.

         This prospectus has been prepared as of September 22, 1999. There may be changes in the affairs of National Penn after that date which are not reflected in this document.

         We are not offering, or soliciting an offer to buy, these shares in any jurisdiction where an offer or solicitation is not authorized or is illegal.

         THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THESE SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

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